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                                                                      EXHIBIT 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 30, 1998 included on page 29 of the Company's 1997 Form 10-K, into the previously filed registration Statements on Form S-3 (File No. 333-18929) and on Form S-8 (File Nos. 333-39299, 2-64600, 2-81590, 33-32692,
2-66654 and 33-54084).


                                        ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
 March 16, 1998